INVESTMENT COMPANY BLANKET BOND—SUMMARY PREMIUM ALLOCATION 7/1/2022 - 7/1/2023

Premium for $44M bond coverage limit( 50,626 + 32,908)	83,534.00
Allocation: 13% VP Distributors	10,859.42
12% Virtus Fund Services	10,024.08
26% Investment Advisors	21,718.84	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	835.34
48% Mutual Funds	40,096.32	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2022	% of (48%) Total	Total Allocated Premium
Virtus Alternative Solutions Trust	130,408,541.08	0.001907209	76.47
Virtus Asset Trust	8,822,263,586.82	0.129024528	5,173.41
Virtus Equity Trust	11,940,243,234.32	0.1746246	7,001.80
Virtus Event Opportunities Trust	485,701,132.31	0.00710332	284.82
Virtus Investment Trust	11,302,219,025.81	0.165293573	6,627.66
Virtus Opportunities Trust	14,073,686,781.88	0.205825951	8,252.86
Virtus Strategy Trust	3,768,453,898.86	0.055113178	2,209.84
Virtus Variable Insurance Trust	817,635,278.07	0.011957816	479.46
The Merger Fund ®	4,978,987,296.13	0.072817081	2,919.70
The Merger Fund ® VL	65,744,536.37	0.000961506	38.55
DNP Select Income Fund, Inc. (DNP)	4,455,446,690.99	0.065160364	2,612.69
DTF Tax Free Income 2028 Term Fund Inc. (DTF)	157,236,269.68	0.002299561	92.20
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	706,167,810.10	0.010327618	414.10
Virtus Global Multi-Sector Income Fund (VGI)	154,259,310.14	0.002256024	90.46
Virtus Total Return Fund Inc. (ZTR)	546,521,030.95	0.007992803	320.48
ETFis Series Trust I	1,151,953,967.00	0.016847186	675.51
Virtus ETF Series Trust II	192,240,881.42	0.002811499	112.73
Virtus Artificial Intelligence & Technology Opportunities Fund (AIO)	781,063,045.80	0.011422952	458.02
Virtus Convertible & Income Fund (NCV)	685,657,416.87	0.010027656	402.07
Virtus Convertible & Income Fund II (NCZ)	543,877,718.05	0.007954145	318.93
Virtus Convertible & Income 2024 Target Term Fund (CBH)	239,290,718.00	0.003499598	140.32
Virtus Diversified Income & Convertible Fund (ACV)	324,135,959.12	0.004740449	190.07
Virtus Equity & Convertible Income Fund (NIE)	666,001,291.79	0.009740188	390.55
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,262,724,202.48	0.018467187	740.47
Virtus Stone Harbor Emerging Markets Income Fund (EDF)	73,503,416.00	0.001074978	43.10
Virtus Stone Harbor Emerging Markets Total Income Fund (EDI)	51,216,111.46	0.000749029	30.03

Total	68,376,639,151.50	100.00%	40,096.32

INVESTMENT ADVISER	Gross Assets by Adviser as of 6-30-2022	% of (26%) Total	Allocated Premium
Virtus Investment Advisers, Inc.	19,223,063,098.60	0.281135	6,105.93
Virtus Alternative Investment Advisers, Inc.	126,272,897.57	0.001847	40.11
Virtus ETF Advisers LLC	1,208,230,094.80	0.017670	383.78
Virtus Fund Advisers, LLC	371,588,043.37	0.005434	118.03
Ceredex Value Advisors LLC	3,886,932,342.36	0.056846	1,234.63
Duff & Phelps Investment Management Co.	6,783,800,063.04	0.099212	2,154.77
Kayne Anderson Rudnick Investment Management, LLC	13,832,970,623.93	0.202306	4,393.84
Newfleet Asset Management, a division of Virtus Fixed Income Advisers, LLC	7,722,953,926.93	0.112947	2,453.08
NFJ Investment Group, LLC	3,723,733,470.39	0.054459	1,182.79
Seix Investment Advisors, a division of Virtus Fixed Income Advisers, LLC	4,500,523,542.22	0.065820	1,429.53
Silvant Capital Management LLC	113,572,862.03	0.001661	36.07
Sustainable Growth Advisers, LP	292,956,092.22	0.004284	93.05
Stone Harbor Investment Partners, a division of Virtus Fixed Income Advisers, LLC	1,059,609,129.23	0.015497	336.57
Westchester Capital Management, LLC / Westchester Capital Partners, LLC	5,530,432,964.81	0.080882	1,756.66

Total	68,376,639,151.50	100.00%	21,718.84